Exhibit 99.1

Investor Relations

ir@newmediainv.com

(212) 479-3160

New Media Announces First Quarter 2014 Results

New Media Investment Group Inc. (NYSE: NEWM; “New Media” or the “Company”) today reported its financial results for the first quarter ended March 30, 2014.

First Quarter Highlights:

•	Total Revenues of $142.0 million
•	Net (loss) of $(6.7) million
•	As Adjusted EBITDA of $9.1 million
•	Digital Revenue of $12.9 million, an increase of 8.3% on a same store basis*
•	Propel Marketing (“Propel”) contributed $3.8 million to Digital Revenue
•	Free Cash Flow of $4.3 million, or $0.14 per share
•	Annualized dividend to be approximately 40-50% of Free Cash Flow

2014 First Quarter Results
($ in millions except per share)
GAAP Reporting	1Q 2014
Revenues	$142.0
Operating (loss)	$(3.1)
Net (loss)	$(6.7)

Non-GAAP Reporting*	1Q 2014
As Adjusted EBITDA	$9.1
Free Cash Flow	$4.3
Free Cash Flow per share	$0.14

* For definitions and reconciliations of Non-GAAP Reporting measures, please refer to the Non-GAAP Financial Measures Note and reconciliations below.

New Media President and Chief Executive Officer, Michael E. Reed, said, “This is our fifth consecutive quarter of improving revenue trends, with over 60% of total revenues generated by stable or growing categories.

“Our continued shift to a more diversified revenue mix contributed to further stabilization in total revenues. Most significantly, we saw strong growth in both our Digital and Commercial Printing and Other businesses. Digital Revenue grew over 8% year-over-year, with our digital marketing services platform, Propel, generating $3.8 million of revenue. Additionally, our Commercial Printing and Other business generated $12.0 million, up over 16% from the prior year.

“Due to the seasonality of our business, first quarter results have historically been the most muted of the year by a substantial margin, a dynamic we expect to see again in 2014. Our outlook for the remainder of the year is optimistic, and we are excited to announce that our initial dividend will be declared along with our second quarter results. We estimate to pay approximately 40-50% of Free Cash Flow as we continue our efforts to drive shareholder value.”

First Quarter 2014

New Media recorded Revenues of $142.0 million for the quarter, which represents a decline of 2.8% when compared to the prior year on a same store basis. This represents the company’s lowest quarterly decline in the past five quarters.

Total Print Advertising declined 8.1% on a same store basis driven by Local Display and Classified Print Revenue, which declined 10.0% and 10.7%, respectively, on a same store basis. However, the Company experienced strong revenue performance from Commercial Printing and Other, and Digital, which increased 16.2% and 8.3%, respectively, from the prior year on a same store basis. Propel contributed $3.8 million to the first quarter Digital Revenue.

Total Expenses in the quarter of $132.9 million were down 1.8% compared to the prior year on a same store basis after adjusting for non-recurring and non-cash items.

Net (loss) for the quarter was $(6.7) million, compared to $(17.5) million in the prior year, representing an improvement of $10.8 million. As Adjusted EBITDA for the quarter was $9.1 million, which was down $1.6 million compared to the prior year on a same store basis. Approximately $1.3 million of the decline was due to higher than normal utilities costs and benefit costs, which the company expects to be one-time in nature.

Unrestricted Cash on the balance sheet at the end of the quarter was approximately $22.0 million and the amount available under the revolver was approximately $20.0 million.

Additional Information

For additional information that management believes to be useful for investors, please refer to the presentation posted on the Investor Relations section of New Media’s website, www.newmediainv.com and the Company’s Quarterly Report on Form 10-Q, which will be available on the Company’s website.

Earnings Conference Call

New Media’s management will host a conference call on Thursday, May 1, 2014 at 11:00 A.M. Eastern Time. A copy of the earnings release will be posted to the Investor Relations section of New Media’s website, www.newmediainv.com.

All interested parties are welcome to participate on the live call. The conference call may be accessed by dialing 1-877-601-8827 (from within the U.S.) or 1-918-534-8645 (from outside of the U.S.) ten minutes prior to the scheduled start of the call; please reference “New Media First Quarter Earnings Call.”

A simultaneous webcast of the conference call will be available to the public on a listen-only basis at www.newmediainv.com. Please allow extra time prior to the call to visit the website and download any necessary software required to listen to the internet broadcast.

A telephonic replay of the conference call will also be available approximately two hours following the call’s completion through 11:59 P.M. Eastern Time on Thursday, May 15, 2014 by dialing 1-855-859-2056 (from within the U.S.) or 1-404-537-3406 (from outside of the U.S.); please reference access code “35651943.”

Fortress and Newcastle Public Filings, Earnings Release and Conference Call

Certain financial information and results for New Media may be disclosed by Fortress Investment Group LLC (“Fortress”) and Newcastle Investment Corp. (“Newcastle”) in annual and quarterly reports and other public filings with the Securities and Exchange Commission, as well as in earnings releases and conference calls. These disclosures may occur prior to the release of this information by New Media.

Management of Fortress will host a conference call on May 1, 2014 at 10:00 A.M. Eastern Time. All interested parties are welcome to participate on the live call. The Fortress conference call may be accessed by dialing 1-877-694-6694 (from within the U.S.) or 1-970-315-0985 (from outside of the U.S.) ten minutes prior to the scheduled start of the call; please reference “Fortress First Quarter Earnings Call.” A simultaneous webcast of the Fortress conference call will be available to the public on a listen-only basis at www.fortress.com on the Investor Relations page. A copy of the Fortress earnings release will be posted to the Investor Relations section of Fortress’ website, www.fortress.com.

Management of Newcastle will host a conference call on May 2, 2014 at 10:00 A.M. Eastern Time. All interested parties are welcome to participate on the live call. The Newcastle conference call may be accessed by dialing 1-888-243-2046 (from within the U.S.) or 1-706-679-1533 (from outside of the U.S.) ten minutes prior to the scheduled start of the call; please reference “Newcastle First Quarter 2014 Earnings Call.” A simultaneous webcast of the Newcastle conference call will be available to the public on a listen-only basis at www.newcastleinv.com on the Investor Relations page. A copy of the Newcastle earnings release will be posted to the Investor Relations section of Newcastle’s website, www.newcastleinv.com.

About New Media Investment Group Inc.

New Media is focused primarily on investing in a high quality, diversified portfolio of local media assets, and on growing existing advertising and digital marketing businesses. The Company is one of the largest publishers of locally based print and online media in the United States as measured by number of daily publications. The Company operates in 356 markets across 24 states. New Media’s portfolio of products, which includes 429 community publications, 356 related websites, and six yellow page directories, serves more than 130,000 business advertising accounts and reaches over 12 million people on a weekly basis.

For more information regarding New Media and to be added to our email distribution list, please visit www.newmediainv.com.

Non-GAAP Financial Measures

The Company strongly urges stockholders and other interested persons not to rely on any single financial measure to evaluate its business. In addition, because same store results, Adjusted EBITDA, As Adjusted EBITDA and Free Cash Flow, are not measures of financial performance under GAAP and are susceptible to varying calculations, these non-GAAP measures, as presented in this press release, may differ from and may not be comparable to similarly titled measures used by other companies.

Same Store Results

Same store results, a non-GAAP financial measure, take into account material acquisitions and divestitures of the Company by adjusting prior year performance to include or exclude financial results as if the Company had owned or divested a business for the comparable period. The Victorville acquisition is not considered material.

Adjusted EBITDA, As Adjusted EBITDA and Free Cash Flow

The Company defines Adjusted EBITDA as net income (loss) from continuing operations before income tax expense (benefit), interest/financing expense, depreciation and amortization and non-cash impairments. The Company defines As Adjusted EBITDA as Adjusted EBITDA before other non-cash items such as non-cash compensation, non-recurring integration and reorganization costs and Adjusted EBITDA from non-wholly owned subsidiaries. The Company defines Free Cash Flow as As Adjusted EBITDA less capital expenditures, cash taxes, interest paid and pension payments.

Management’s Use of Adjusted EBITDA, As Adjusted EBITDA and Free Cash Flow

Adjusted EBITDA, As Adjusted EBITDA and Free Cash Flow are not measures of financial performance under GAAP and should not be considered in isolation or as alternatives to income from operations, net income (loss), cash flow from continuing operating activities or any other measure of performance or liquidity derived in accordance with GAAP. New Media’s management believes these non-GAAP measures, as defined above, are useful to investors for the following reasons:

•	Evaluating performance and identifying trends in day-to-day performance because the items excluded have little or no significance on its day-to-day operations;

•	Providing assessments of controllable expenses that afford management the ability to make decisions which are expected to facilitate meeting current financial goals as well as achieving optimal financial performance; and

•	Indicators for management to determine if adjustments to current spending decisions are needed.

Adjusted EBITDA, As Adjusted EBITDA and Free Cash Flow provide New Media with measures of financial performance, independent of items that are beyond the control of management in the short-term, such as depreciation and amortization, taxation and interest expense associated with its capital structure. These metrics measure New Media’s financial performance based on operational factors that management can impact in the short-term, namely the cost structure or expenses of the organization. Adjusted EBITDA, As Adjusted EBITDA and Free Cash Flow are some of the metrics used by senior management and the Board of Directors to review the financial performance of the business on a monthly basis. In addition, New Media’s management utilizes these metrics to evaluate the Company’s performance, along with other criteria, to determine the funds available for paying the quarterly dividend.

Forward-Looking Statements

Certain items in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our intention to stabilize our traditional print business, grow digital revenues and pursue and complete future acquisition opportunities. These statements are based on management’s current expectations and beliefs and are subject to a number of risks and uncertainties, such as a continued declines in advertising circulation, economic conditions in the markets in which we operate, competition from other media companies, the possibility of insufficient advertising interest in our digital business, technological developments in the media sector, an ability to source acquisition opportunities with an attractive risk-adjusted return profile, inadequate diligence of acquisition targets, and difficulties integrating newly acquired businesses. These and other risks and uncertainties could cause actual results to differ materially from those described in the forward-looking statements, many of which are beyond our control. The Company can give no assurance that its expectations will be attained. Accordingly, you should not place undue reliance on any forward-looking statements contained in this press release. For a discussion of some of the risks and important factors that could cause actual results to differ from such forward-looking statements, see the risks and other factors detailed from time to time in the Company’s Annual Report on Form 10-K and filings with the Securities and Exchange Commission. Furthermore, new risks and uncertainties emerge from time to time, and it is not possible for the Company to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Such forward-looking statements speak only as of the date of this press release. The Company expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

Source: New Media Investment Group

Investor Relations: (212) 479-3160

NEW MEDIA INVESTMENT GROUP INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(In thousands, except share data)

	March 30, 2014	December 29, 2013
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$21,947	$31,811
Restricted cash	6,477	6,477
Accounts receivable, net of allowance for doubtful accounts of $695 and $349 at March 30, 2014 and December 29, 2013, respectively	61,551	71,401
Inventory	8,209	7,697
Prepaid expenses	8,439	7,986
Other current assets	12,661	11,799

Total current assets	119,284	137,171
Property, plant, and equipment, net of accumulated depreciation of $13,755 and $5,539 at March 30, 2014 and December 29, 2013, respectively	267,289	270,187
Goodwill	126,571	125,911
Intangible assets, net of accumulated amortization of $2,642 and $1,049 at March 30, 2014 and December 29, 2013, respectively	146,098	145,401
Deferred financing costs, net	8,144	8,297
Other assets	3,274	2,986

Total assets	$670,660	$689,953

Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of long-term liabilities	$655	$699
Current portion of long-term debt	4,687	4,312
Accounts payable	8,684	10,973
Accrued expenses	44,539	55,818
Deferred revenue	31,865	30,620

Total current liabilities	90,430	102,422
Long-term liabilities:
Long-term debt	177,290	177,703
Long-term liabilities, less current portion	4,512	4,405
Pension and other postretirement benefit obligations	9,754	10,061

Total liabilities	281,986	294,591

Stockholders’ equity:
Common stock, $0.01 par value, 2,000,000,000 shares authorized at March 30, 2014 and December 29, 2013; 30,015,870 and 30,000,000 issued, and 30,015,870 and 30,000,000 outstanding at March 30, 2014 and December 29, 2013, respectively	300	300
Additional paid-in capital	387,401	387,398
Accumulated other comprehensive income	458	458
Retained earnings	515	7,206

Total stockholders’ equity	388,674	395,362

Total liabilities and stockholders’ equity	$670,660	$689,953

NEW MEDIA INVESTMENT GROUP INC. AND SUBSIDIARIES

Unaudited Condensed Consolidated Statements of Operations

and Comprehensive Income (Loss)

(In thousands, except share and per share data)

	Successor Company Three months ended March 30, 2014	Predecessor Company Three months ended March 31, 2013

Revenues:
Advertising	$82,623	$71,339
Circulation	44,368	32,466
Commercial printing and other	15,042	6,777

Total revenues	142,033	110,582
Operating costs and expenses:
Operating costs	84,855	65,021
Selling, general, and administrative	50,016	37,566
Depreciation and amortization	9,810	9,846
Integration and reorganization costs	425	217
(Gain) loss on sale of assets	(1)	393

Operating loss	(3,072)	(2,461)
Interest expense	3,806	14,430
Amortization of deferred financing costs	425	261
(Gain) loss on derivative instruments	(25)	5
Other (income) expense	(1)	271

Loss from continuing operations before income taxes	(7,277)	(17,428)
Income tax benefit	(586)	—

Loss from continuing operations	(6,691)	(17,428)
Loss from discontinued operations, net of income taxes	—	(87)

Net loss	(6,691)	(17,515)

Loss per share:
Basic and diluted:
Loss from continuing operations	$(0.22)	$(0.30)
Loss from discontinued operations, net of tax	—	—

Net loss	$(0.22)	$(0.30)

Basic weighted average shares outstanding	30,000,000	58,051,607
Diluted weighted average shares outstanding	30,000,000	58,051,607

Comprehensive loss	$(6,691)	$(9,928)

NEW MEDIA INVESTMENT GROUP INC. AND SUBSIDIARIES

Unaudited Condensed Consolidated Statements of Cash Flows

(In thousands)

	Successor Company Three months ended March 30, 2014	Predecessor Company Three months ended March 31, 2013

Cash flows from operating activities:
Net loss	$(6,691)	$(17,515)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	9,810	9,880
Amortization of deferred financing costs	425	261
(Gain) loss on derivative instrument	(25)	5
Non-cash compensation expense	3	24
Non-cash interest expense	40	—
(Gain) loss on sale of assets	(1)	402
Pension and other postretirement benefit obligations	(313)	(215)
Changes in assets and liabilities:
Accounts receivable, net	10,554	5,857
Inventory	(354)	312
Prepaid expenses	(231)	1,032
Other assets	(764)	(386)
Accounts payable	(2,437)	(170)
Accrued expenses	(9,326)	344
Deferred revenue	713	661
Other long-term liabilities	107	(305)

Net cash provided by operating activities	1,510	187

Cash flows from investing activities:
Purchases of property, plant, and equipment	(778)	(442)
Proceeds from sale of assets	141	143
Acquisitions, net of cash acquired	(8,028)	—

Net cash used in investing activities	(8,665)	(299)

Cash flows from financing activities:
Payment of debt issuance costs	(2,631)	—
Borrowings under revolving credit facility	4,068	—
Repayments under current portion of long-term debt	(1,078)	(6,648)
Repayments under revolving credit facility	(3,068)	—

Net cash used in financing activities	(2,709)	(6,648)

Net decrease in cash and cash equivalents	(9,864)	(6,760)
Cash and cash equivalents at beginning of period	31,811	34,527

Cash and cash equivalents at end of period	$21,947	$27,767

NEW MEDIA INVESTMENT GROUP INC. AND SUBSIDIARIES

As Adjusted EBITDA

(In thousands, except share and per share data)

	Successor Company Three months ended March 30, 2014	Predecessor Company Three months ended 3/31/2013

(Loss) from continuing operations	$(6,691)	$(17,428)
Income tax benefit	(586)	—
(Gain) loss on derivative instruments (1)	(25)	5
Amortization of deferred financing costs	425	261
Interest expense	3,806	14,430
Depreciation and amortization	9,810	9,846

Adjusted EBITDA from continuing operations	6,739	7,114
Non-cash compensation and other expense	1,937	906
Integration and reorganization costs	425	217
(Gain) loss on sale of assets	(1)	393

As Adjusted EBITDA	9,100	8,630
Adjustment for Local Media acquisition	—	2,021

Same store As Adjusted EBITDA	9,100	10,651
Interest paid	(3,754)	(16,151)
Net capital expenditures	(778)	(442)
Pension payments in excess of pension expense	(313)	(215)
Cash taxes	—	—

Same store Free Cash Flow	$4,255	$(6,157)

Free Cash Flow	$4,255	$(8,178)

Diluted weighted average shares outstanding	30,000,000
Free Cash Flow per share	$0.14

(1)	Non-cash loss on derivative instruments is related to interest rate swap agreements which are financing related and are excluded from Adjusted EBITDA.

NEW MEDIA INVESTMENT GROUP INC. AND SUBSIDIARIES

Same Store Revenues

(In thousands)

	Successor Company Three months ended March 30, 2014	Predecessor Company Three months ended March 31, 2013

Total revenues from continuing operations	$142,033	$110,582
Revenues adjustment for Local
Media acquisition	—	35,506

Same Store Revenues	$142,033	$146,088